Exhibit 24

         POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott G. Halperin and Bernard F. Lillis, Jr., or any of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                   Signatures

                                   By:/s/ Scott G. Halperin
                                          Scott Halperin
                                          Chairman of the Board
                                          Chief Executive Officer

                                   By:/s/ Bernard F. Lillis, Jr.
                                          Bernard F. Lillis, Jr.
                                          Chief Financial Officer
                                          Director

                                   By:/s/ Joseph Greene
                                          Joseph Greene
                                          Director

                                   By:/s/ Alan Rubin
                                          Alan Rubin
                                          Director